Exhibit 10.14

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (MOU) is made and entered into as of March 24, 2021;

Between:

Meglab Electronique Inc. (Meglab)

and

Snow Lake Resources Ltd. (SLR)

1.	Purpose and Scope:

The purpose of this MOU is to clearly identify the role and responsibilities of each party as they relate to the site planning and design of the World’s first fully electric lithium mine, the Snow Lake Resources Lithium Project in Manitoba Canada.

This MOU is to protect the Intelectual Property and shared knowledge of both companies involved.

All information shared between the two parties to also be in accordance with the previously signed Confidentiality and Non-Disclosure Agreement.

2.	Background:

Meglab was approached by Snow Lake Resources to provide advice with regards to the engineering and technical design of a planned open pit lithium mine with plans to progress to an underground lithium mine.

Snow Lake has entered into the PEA stage of the project and is moving quickly towards production to meet the demand of the green energy era.

Recent Government initiatives and focus has been on moving to a renewable economy that is energy independent. Snow Lake’s Manitoba location, as well as their 97%+ renewable power source (Manitoba Hydro) allows them to be a fully electric mine, from a renewable source, to provide renewable power to North America’s future.

The cornerstone of the project philosophy will be to design and operate an all electric based mining operation similar to other projects that Meglab has been involved in (the Borden Mine).

Newmont Goldcorp and dignitaries from across Ontario inaugurated the Borden Gold Project, which is being hailed as “mine of the future.” The Borden mine, located near Chapleau, Ontario, features state-of-the-art health and safety controls, digital mining technologies and processes, and low-carbon energy vehicles — all anchored in a mutually beneficial partnership with local communities. Meglab was an integral part of the design and construction of this project as well as many others.

3.	Meglab Responsibilities:

Provide technical and engineering design advice in regards to overall mine planning. They agree to protect any information provided by SLR.

4.	Snow Lake Resources Responsibilities:

To protect any information provided by Meglab for design and engineering on collaboration of project. Meglab to have opportunity to do future business with mine project in accordance with all purchasing and tender requirements.

5.	Understandings:

Work together in good faith for project planning and to collaborate a best practices philosophy for the continued innovation and design of an all electric mine plan. Provide an opportunity for all stakeholders involved (SLR, Meglab, share holders, local community, regional suppliers, etc.) to create a valuable asset within the given environmental, social, economical responsibilities of all parties.

6.	Duration:

This MOU will be effective for three years from the effective start date unless otherwise extended by written agreement between the parties. Either party may terminate the MOU earlier for any reason at any time upon delivery to the other party of written notice of termination.

7.	Funding:

This MOU does not include the reimbursement of funds between the two parties.

8.	Arbitration:

Any dispute arising with regard to any aspect of this Agreement shall be settled through mutual consultations and agreements by the parties to the agreement.

9.	Effective Date and Signature:

This MOU shall be effective upon the signature of representatives of both parties. It shall be in force from March 24, 2021 to March 24, 2024.

10.	Signatures:

Meglab Electronique Inc. (Meglab)

By:	Chris Taplay	Date: March 24, 2021

/s/ Chris Taplay

Snow Lake Resources Ltd. (SLR)

/s/ Philip Gross

By:	Philip Gross	Date: March 24, 2021

About Meglab

Meglab is a technology integrator – Our team of experienced mining professionals work with various partners to innovate, create and integrate our products and services for mines around the world. We aim to deliver practical and cost-effective solutions for our clients with expertise in many areas such as;

●	Electric Mines – electrical infrastructure, energy management, BEV maintenance and charging systems

●	Power – main distribution sub-stations, mine power centers, PTO’s, switchgear, cables & extensions, etc.

●	Electronic/Automation – technologies for a connected mine, ventilation on demand, dewatering systems, traffic management, tele-remote operating systems, collision warning systems, digital belling systems, etc.

●	Communications – LTE private networks, radio, wireless, multimode radio

●	Contract Services – Electricians, Mechanics, Engineering, Construction

INNOVATING TOGETHER FOR TOMORROW

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